Exhibit 1.01
Masonite International Corporation
Conflict Minerals Report

For Calendar Year Ended December 31, 2022
Introduction
This Conflict Minerals Report has been prepared in connection with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, wolframite, gold and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("3TG") for the purposes of this assessment. As used in this report, the terms "Masonite", the "Company," "we," "us," "it," "our" refer to Masonite International Corporation and its subsidiaries during the 2022 calendar year.
Company and Product Overview
Masonite is a leading global designer, manufacturer, marketer and distributor of interior and exterior doors and door systems for the new construction and repair, renovation and remodeling sectors of the residential and non-residential building construction markets and manufactures interior molded residential doors; interior stile and rail residential doors; exterior fiberglass residential doors; exterior steel residential doors; interior architectural wood doors; wood veneers; and door core. The Company conducted an evaluation and analysis of our products manufactured in calendar year 2022 to determine which of our products may contain 3TG necessary to the functionality or production of our products. Our analysis found that the Company’s product categories that contain 3TG are: (i) steel and fiberglass doors and lites (with and without glass) and (ii) wood doors with glass.
Reasonable Country of Origin Inquiry
Masonite has conducted in good faith, a reasonable country of origin inquiry ("RCOI") to determine whether any of the 3TG contained in our products originated in the Democratic Republic of the Congo ("DCR") or any adjoining country that shares an internationally recognized border with the DRC (collectively, the "Covered Countries") or were from recycled or scrap sources. We have established a system of controls designed to promote transparency over the conflict minerals in our supply chain. We identified sub-categories of suppliers that were considered in-scope and may supply us with materials and components that contain 3TG and subject to the RCOI. Through communications with our suppliers, we attempted to identify smelters and refiners of conflict minerals that may be utilized in the materials and components supplied to us.
Due Diligence in Our Supply Chain
We have determined that requesting our suppliers to complete the standard conflict minerals reporting template developed by the Responsible Minerals Initiative ("RMI") (the "Template") at least annually represents our reasonable best opportunity to determine the origin of 3TG in our supply chain and to collect information about our supplier's upstream suppliers. The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a supplier’s conflict-free policy, engagement with its direct upstream suppliers, and a listing of the smelters the supplier and its upstream suppliers use. Written instructions and recorded training illustrating the use of the Template are available on the RMI website. The Template has been widely adopted by many companies in their due diligence processes related to conflict minerals.
The Organization for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Guidance") provides detailed recommendations and guidance to assist companies who source minerals that may come from conflict-affected and high-risk areas. We utilize the internationally recognized Five Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain contained in the OECD Guidance (the "OECD Framework") as a resource to guide our supply chain due diligence standards. The five steps of the OECD Framework are to:
• Establish strong company management systems;
• Identify and access risk in the supply chain;
• Design and implement a strategy to respond to identified risks;
• Carry out independent third-party audits of supply chain due diligence; and
• Report annually on supply chain due diligence.

Masonite has taken the following actions in furtherance of the implementation of the OECD Framework as described below:
OECD Step 1: Establish Strong Company Management Systems
Masonite Policies: Our Masonite Values Operating Guide provides a blueprint of our general principles of business conduct and guides us to conduct our affairs with uncompromising commitment to integrity. We are committed to responsible and ethical sourcing of raw materials globally and this commitment includes our efforts to responsibly source 3TG in our supply chain in support of human rights, labor, health and safety and in accordance with all applicable laws and regulations. Our supplier engagement and expectations are guided by our Supplier Code of Conduct and Supplier Policy, and these expectations are monitored through our supplier compliance program. Additionally, the Company has recently adopted a Human Rights Policy setting forth our commitment to preserve and promote the fundamental rights of others.
Grievance Mechanisms: Our Masonite Values Operating Guide sets forth our commitment to conduct business in compliance with all laws and regulations and provides for an anonymous grievance mechanism to facilitate reporting by our employees, suppliers and other stakeholders of any integrity concern within the Company. Additionally, the Audit Committee of the Board of Directors has adopted a Whistleblower Policy that establishes the Company’s approach to protecting and supporting individuals who report misconduct that extends to reporting any accounting, legal or regulatory matter.
Internal Teams: Masonite has assembled a multi-functional internal team of subject matter experts to lead our supply chain due diligence efforts related to 3TG and our conflict minerals compliance efforts under the supervision of our senior management personnel. This team is responsible for implementing our overall conflict minerals compliance strategy and maintaining a system of controls and transparency over Masonite’s supply chain. As part of our compliance efforts, the team works to identify our 3TG suppliers, gather and review supplier information related to conflict minerals and track supplier responses in a centralized database.
Supplier Engagement: To strengthen engagement with our suppliers, we have adopted a Supplier Code of Conduct and Supplier Policy that outlines our business conduct expectations and standards of our suppliers and encourages them to procure all raw materials in an ethical manner, in compliance with laws related to human rights, labor practices and environmental performance. Our Supplier Policy requires our suppliers to trace 3TG within their supply chain and report their findings annually. We continually work with our suppliers to assist with their understanding and support of our Supplier Code of Conduct and Supplier Policy and require them to formally acknowledge their compliance with these polices annually.
Links to our Masonite International Corporation Values Operating Guide, Supplier Code of Conduct, Supply Policy, Whistleblower Policy and Human Rights Policy can be found on our website at www.masonite.com.
OECD Step 2: Identify and Assess Risks in the Supply Chain
Masonite conducted an internal review across our global business operations to identify relevant first-tier suppliers in our RCOI. Due to the complexity and the number of suppliers within our supply chain, we contacted our first-tier direct suppliers within the sub-categories of electronics, chemicals, metal and glass who represent an annual spend by Masonite of more than $100,000 U.S. dollars in an attempt to trace the origin of 3TG used in Masonite products. We identified approximately 116 suppliers which directly provide materials and components used in the production of our manufactured products and which represents approximately 93% percent of the Company’s annual spend for products and components reasonably believed to contain 3TG. Of the 116 suppliers contacted as part of our due diligence process and asked to complete the Template, we received responses from 106 suppliers which represents a response rate of approximate 91%. The Company reviewed and evaluated all the Templates and other information provided by each supplier for completeness, accuracy, inconsistencies and "red flags" (as defined in the OECD Framework), and we followed up by phone or email to confirm responses where necessary.
We rely, in good faith, on our supplier responses to provide us with information about the source of 3TG contained in the materials and components supplied to us. Our suppliers are similarly reliant upon information provided by their upstream suppliers. There are multiple tiers between our suppliers and the 3TG smelters for a particular material or component we purchase from our suppliers, which makes it difficult for us to ascertain the ultimate source of 3TG in the products we manufacture. The majority of our suppliers provided smelters information at a company level (i.e., representing the smelters associated with all product offerings from that supplier that contained 3TG minerals) and did not customize the information for Masonite or the specific materials or components supplied to us. During our review of the results, no “red flags” were identified in this process.
OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks
We have implemented the following actions to assist in our response to potential risks we have identified in our supply chain:

•We have established a process of contacting each supplier that we survey and follow-up by email or phone as necessary to ensure we have the most complete and accurate data.
•We have adopted a Supplier Code of Conduct and Supplier Policy that specifically details our commitment to comply with conflict minerals reporting requirements and we ask each supplier to certify both policies annually.
•We require all suppliers to utilize the most recent Template version, so we can better track supplier and smelter information.
•We review all reported smelters against the RMI’s independently verified list of smelters and refiners that are conformant with the Responsible Minerals Assurance Process ("RMAP") assessment protocols.
•We make available conflict minerals training provided by RMI.
•Senior management is briefed at least annually in our supply chain due diligence efforts and the results of this report.
OECD Step 4: Independent Third-Party Audits
Masonite does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of the entities that provide our supply chain with 3TG minerals. However, we do rely upon independent industry resources, (for example, RMI) and other certifying organizations efforts to provide conflict-free audit certifications and to influence smelters and refineries to undergo a third-party independent audit and become designated as a RMAP conformant smelter which has been verified to have systems in place to responsibly source minerals.
OECD Step 5: Report on Supply Chain Due Diligence
Masonite has compiled its results and filed this Conflict Minerals Report in accordance with the Rule.
RCOI and Due Diligence Results for Calendar Year 2022.
Based on the information obtained pursuant to our RCOI and due diligence process, approximately 344 different smelter facilities were identified by our suppliers. Although we received responses from 106 suppliers, not all suppliers provided complete smelter information. Notwithstanding our efforts, we do not have sufficient information to conclusively identify all of the smelters or mines of origins that produce the 3TG minerals in our products. The list of smelters identified within our supply chain are included in Attachment A to this report.
Steps Masonite Will Take Subsequent to the End of Calendar Year 2022.
Our due diligence and risk assessment process discussed above is ongoing. As we continue to conduct due diligence on our products and implement our Company policies in support of ethically sourcing our raw materials within our global supply chain organization, we will continue to develop and refine procedures including:
•improve supplier engagement and oversight to improve our Template response rates and the quality of the responses;
•continue to pursue our sustainability goals announced as part of our environmental, social and governance program to reduce our need to utilize raw materials, including 3TG minerals;
•Continue to communicate with our suppliers the importance of sourcing raw materials responsibly as set forth in our Company policies; and
•Continue to monitor compliance with our policies and we may, if a supplier is found to not have met our expectations, engage other suppliers to establish an alternative source of supply of 3TG minerals.
Independent Private Sector Audit.
The information in this Conflict Minerals Report has not been audited by an independent private sector auditor.
Forward Looking-Statements
This Conflict Minerals Report contains certain forward-looking information, within the meaning of the Private Securities Litigation Reform Act of 1995. The words "may," "will," "expect," "intend," and "continue," or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward looking statements are based on information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause events and the Company’s actual results to differ materially from those expressed or implied. The Company assumes no obligation to update any forward-looking statements.

Attachment A

Metal	Name of Smelter	Smelter ID
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Alpha	CID000292
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Premium Tin Indonesia	CID000313
Tin	Dowa	CID000402
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineracao Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Novosibirsk Processing Plant Ltd.	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Prima Timah Utama	CID001458
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Timah Nusantara	CID001486
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	Rui Da Hung	CID001539
Tin	Thaisarco	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908

Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company Limited	CID002180
Tin	CV Venus Inti Perkasa	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	PT Tirus Putra Mandiri	CID002478
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	CV Ayi Jaya	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	PT Cipta Persada Mulia	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Super Ligas	CID002756
Tin	Metallo Belgium N.V.	CID002773
Tin	Metallo Spain S.L.U.	CID002774
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Menara Cipta Mulia	CID002835
Tin	Modeltech Sdn Bhd	CID002858
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	PT Bangka Serumpun	CID003205
Tin	Pongpipat Company Limited	CID003208
Tin	Tin Technology & Refining	CID003325
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	Luna Smelter, Ltd.	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	DS Myanmar	CID003831
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	NPM Silmet AS	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	QuantumClean	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	D Block Metals, LLC	CID002504
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	KEMET Blue Metals	CID002539
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tantalum	5D Production OU	CID003926
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Kennametal Fallon	CID000966

Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Niagara Refining LLC	CID002589
Tungsten	China Molybdenum Co., Ltd.	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Unecha Refractory metals plant	CID002724
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Moliren Ltd.	CID002845
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	GEM Co., Ltd.	CID003417
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	Artek LLC	CID003553
Tungsten	Fujian Xinlu Tungsten	CID003609
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	OOO “Technolom” 1	CID003614
Tungsten	LLC Volstok	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662
Tungsten	HANNAE FOR T Co., Ltd.	CID003978
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Metaux S.A.	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	LT Metal Ltd.	CID000689
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd.	CID000981

Gold	Kyrgyzaltyn JSC	CID001029
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	PAMP S.A.	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	Sabin Metal Corp.	CID001546
Gold	Samduck Precious Metals	CID001555
Gold	Samwon Metals Corp.	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Torecom	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	Morris and Watson	CID002282
Gold	SAFINA A.S.	CID002290
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Geib Refining Corporation	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Singway Technology Co., Ltd.	CID002516
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Emirates Gold DMCC	CID002561
Gold	International Precious Metal Refiners	CID002562
Gold	Kaloti Precious Metals	CID002563
Gold	Sudan Gold Refinery	CID002567
Gold	T.C.A S.p.A	CID002580
Gold	REMONDIS PMR B.V.	CID002582
Gold	Fujairah Gold FZC	CID002584
Gold	Industrial Refining Company	CID002587
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Marsam Metals	CID002606
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750
Gold	Albino Mountinho Lda.	CID002760
Gold	SAAMP	CID002761
Gold	L'Orfebre S.A.	CID002762
Gold	8853 S.p.A.	CID002763
Gold	Italpreziosi	CID002765
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	AU Traders and Refiners	CID002850

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Sai Refinery	CID002853
Gold	Modeltech Sdn Bhd	CID002857
Gold	Bangalore Refinery	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Pease & Curren	CID002872
Gold	JALAN & Company	CID002893
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	ABC Refinery Pty Ltd.	CID002920
Gold	Safimet S.p.A	CID002973
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	African Gold Refinery	CID003185
Gold	Gold Coast Refinery	CID003186
Gold	NH Recytech Company	CID003189
Gold	QG Refining, LLC	CID003324
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Sovereign Metals	CID003383
Gold	C.I Metales Procesados Industriales SAS	CID003421
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Kundan Care Products Ltd.	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	K.A. Rasmussen	CID003497
Gold	Alexy Metals	CID003500
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529
Gold	Sellem Industries Ltd.	CID003540
Gold	MD Overseas	CID003548
Gold	Metallix Refining Inc.	CID003557
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	WEEEREFINING	CID003615
Gold	Gold by Gold Colombia	CID003641
Gold	Dongwu Gold Group	CID003663